EXHIBIT 10.23

                      EMPLOYMENT AGREEMENT


          This Agreement, dated as of this 1st day of February, 1995, is entered into by and between Alpha 1 Biomedicals, Inc., a Delaware corporation having offices at 6903 Rockledge Drive, Suite 1200, Bethesda, Maryland 20817 ("Alpha") and Robert J. Lanham, an individual residing at 2014 Gunnell Farms Drive, Vienna, Virginia 22181 ("Mr. Lanham").

          WHEREAS, Mr. Lanham has experience in the operation and administration of businesses and in financial matters related thereto;

          WHEREAS, Alpha wishes to continue to employ Mr. Lanham as Vice President and Chief Finance Officer, and Mr. Lanham wishes to continue in this capacity.

          NOW, THEREFORE, The parties hereto, intending to be legally bound, agree as follows:

          1.   Engagement.  Alpha hereby employs Mr. Lanham as
Vice President and Chief Finance Officer, and Mr. Lanham hereby accepts such employment, pursuant to the terms and conditions hereinafter set forth.

          2. Term. This Agreement is for a one year term commencing on the date hereof.

          3. Duties. During the term of this Agreement and in accordance with the Bylaws of Alpha, the services to be performed by Mr. Lanham shall be as Vice President and Chief Finance Officer of Alpha. Mr. Lanham shall use his best efforts and shall act in good faith in performing all duties required to be rendered under this Agreement.

          4. Availability. Mr. Lanham shall devote his entire working time, attention and energies to the affairs of Alpha, and shall not during the term of this Agreement be engaged in any other business activities whether or not such business activity is pursued for gain, profit or other pecuniary advantage, without the express written concurrence of Alpha.

          5. Expenses. Alpha shall reimburse Mr. Lanham promptly upon the presentation of itemized vouchers for all ordinary and necessary business expenses incurred by him in the performance of his duties hereunder.

          6. Compensation. As compensation for the services to be rendered by Mr. Lanham, Alpha agrees to pay him at the annual salary of $115,000, payable in bi-weekly installments as well as such other compensation, including bonuses, that Alpha may approve from time to time. Salary and any other payments shall be subject to withholding and other applicable taxes. Mr. Lanham shall be entitled to participate in all employee benefits and insurance programs as are made available to employees of Alpha generally, however, as an exception to the general vacation policy, he will receive four weeks vacation with pay per year.

          7. Ownership of Material Information. All rights, title and interest of every kind and nature whatsoever in and to discoveries, inventions, improvements, patents (and applications therefor), copyrights, ideas, know-how, laboratory notebooks, creations, properties and all other proprietary rights arising from or, in any way related to, Mr. Lanham's services hereunder shall become and remain the exclusive property of the Company, and he shall have no interest therein.

          8. Trade Secrets. Mr. Lanham covenants and agrees with Alpha that he will not during the term of this Agreement or thereafter disclose to anyone (except to the extent reasonably necessary for him to perform his duties hereunder) any confidential information, including but not limited to list of customers, financial or cost information, and confidential scientific and clinical information concerning the business or affairs of Alpha or any of its affiliates or subsidiaries, which he may have acquired in the course of, or incident to, the performance of his duties pursuant to the terms of this Agreement or pursuant to any prior dealings with Alpha or with any of Alpha's affiliates or subsidiaries. In the event of a breach of threatened breach by Mr. Lanham of the provisions of this paragraph, Alpha shall be entitled to an injunction restraining him from disclosing, in whole or in part, such information of from rendering any services to any person, firm, corporation, association or other entity to whom such information has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting Alpha from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from Mr. Lanham.

          9. Termination for Cause. Mr. Lanham's employment hereunder may be terminated by Alpha in the event of any willful or unlawful act or course of action by him during the term of this Agreement which materially injures Alpha or any act which is criminal in nature or affects adversely the reputation of Alpha or its employees, unless such act is performed at the direction of the Board. If Mr. Lanham's employment hereunder is so terminated, it shall terminate immediately upon receipt of notice of termination, and he shall be entitled to compensation only through the date of such termination. Termination of him under this Section 9 shall not terminate his obligations under Sections 7, 8, and 13 of this Agreement.

          10. Termination Without Cause. Alpha may terminate this Agreement without any cause at any time upon two (2) week's written notice to Mr. Lanham. In that event, Mr. Lanham, if requested by Alpha, may continue to perform his duties under this Agreement and shall be paid his regular compensation up to the date of termination. Termination of Mr. Lanham under this
Section 10 shall not terminate this obligations under Section 7 and 8 of this Agreement.

          11. Resignation. Mr. Lanham may resign his employment under this Agreement at any time. Such resignation by Mr. Lanham shall not terminate his obligations under Section 7, 8 and 13 of this Agreement.

          12. Death or Disability. In the event of the death or disability of Mr. Lanham during the term of this Agreement or any renewal term thereto, Alpha shall continue to pay him or his legal representative, as the case may be, compensation provided hereunder for a period, from his death or a determination by Alpha that his disability is such that he no longer can carry out his duties under this Agreement, equal to one month's salary. Disability for purpose of this Section 12 shall mean disability as defined in the long term disability insurance policy in effect at the time provided such policy exists, or inability to perform duties for greater than a six (6) period.

          13. Non-Competition. Following termination of employment, other than without cause, Mr. Lanham will not for a period of one year, without the consent of Alpha, directly or indirectly, own manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business engaged in research and development, production or sale of a thymic hormone product, or any other specific product being developed, produced or sold by Alpha at the time of such termination of employment. In the event of his actual or threatened breach of the provisions of this paragraph, Alpha shall be entitled to, and he hereby consents to an injunction restraining him therefrom. However, nothing herein shall be construed as prohibiting Alpha from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from him. Mr. Lanham agrees that the provision of this Section 13 are necessary and reasonable to protect Alpha in the conduct of its business. If any restriction contained in this Section 13 shall be deemed to be invalid or unenforceable by reason of the extent, duration or geographic scope thereof, then Alpha shall have the right to reduce such extent, duration, geographic scope or other provisions thereof; and in their reduced form such restrictions shall then be enforceable in the manner contemplated hereby.

          14. Insurance. Alpha will obtain and maintain for the benefit of Mr. Lanham, while he is employed under this Agreement, an insurance policy with a value of $350,000 payable to the estate of Mr. Lanham, provided that Alpha shall be bound by this provision only to the extent that Alpha's annual cost of such policy does not exceed $3,000. Mr. Lanham acknowledges that the cost of this premium will be defined as income for the purpose of reporting income as required by law.

          15. Arbitration. Except as provided otherwise in this Agreement, at the request of either party to this Agreement, all disputes arising under or in connection with this Agreement may be submitted to arbitration in Washington, D.C. under the rules of the American Arbitration Association, and the decision of the arbitrator shall be final and binding. Judgment upon the award rendered may be entered and enforced in any court having jurisdiction.

          16. Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

          17. Completeness. This Agreement sets for all, and is intended by all parties to be an integration of all, of the promises, agreements and understandings among the parties hereto with respect to the subject matter hereof, and there are no promised, agreements or understandings, oral or written, expressed or implied, among them other than set for or incorporated by references herein.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.



                              ALPHA 1 BIOMEDICALS, INC.





    /s/ Robert J. Lanham                     /s/ Michael L.Berman
     Robert J. Lanham                           Michael  L. Berman,
                                                Ph.D.
                                                President & CEO